EXHIBIT 10.29

                                  SEITEL, INC.
                         EMPLOYMENT AGREEMENT AMENDMENT


     THIS EMPLOYMENT AGREEMENT AMENDMENT ( this "Agreement") is between Seitel, Inc. (the "Company"), a Delaware corporation with its principal place of business in Houston, Texas, and Debra D. Valice (the "Employee," and
collectively with the Company, the "Parties"), and is an amendment to that certain Employment Agreement between the Company and the Employee dated effective March 11, 1993 (the "Employment Agreement").

     NOW, THEREFORE, the Parties do hereby agree as follows:

     1. Salary Continuation Benefits. The Company will pay, so long as the Employee's Employment Agreement, as amended, is in full force and effect on the date of her death, a monthly salary continuation amount to the Employee's estate or her designee, for twelve months beginning on the date of her death. The annual salary continuation amount will equal the Employee's base salary at her date of death plus an average of the bonuses paid to the Employee by the Company for the three calendar years preceding the year of her death.

     2. Amendment of Employment Agreement. This Agreement is executed as and shall constitute an amendment to the Employment Agreement, and shall be construed in connection with and as a part of the Employment Agreement. Except as specifically amended by this Agreement, all of the terms and provisions of the Employment Agreement shall remain in full force and effect. In the event of any conflict between the terms of the Employment Agreement and the terms of this Agreement, the terms of this Agreement shall apply.

     3. Controlling Law. The execution, validity, interpretation and performance of this Agreement shall be determined and governed by the laws of the State of Texas, and, in any action by the Company to enforce this Agreement, venue may be had in Harris County, Texas.

     4. Entire Agreement. The Employment Agreement, as amended by this Agreement, contains the entire agreement of the Parties. The Employment Agreement and this Agreement may not be changed orally or by action or inaction, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, extension or discharge is sought.

     5. Severability. If any provision of this Agreement is rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, the Parties shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all remaining provisions of this Agreement shall remain in full force and effect.

     6. Execution. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one instrument.



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     EXECUTED to be effective as of the 1st day of January, 1998.


                                        SEITEL, INC.



                                        By:  /s/Herbert M. Pearlman
                                             -----------------------------------
                                        Name:  Herbert M. Pearlman
                                               ---------------------------------
                                        Title:  Chairman of the Board
                                                --------------------------------


                                        /s/ Debra D. Valice
                                        ----------------------------------------
                                        DEBRA D. VALICE